CS1-20101 BERNA 152

A CLEAN SLATE INC

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.

20101
NUMBER

SEE LEGEND ON REVERSE SIDE

4,700,000,000
SHARES

CUSIP # 000891107

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT

RICKY BERNARD

IS THE RECORD HOLDER OF

*** Four Billion Seven Hundred Million ***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
A CLEAN SLATE INC.
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.
WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED June 21, 2017

A CLEAN SLATE INC CORPORATE Seal DELAWARE

CONTROL STOCK

Ricky Bernard
PRESIDENT

COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada
AUTHORIZED SIGNATURE